UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 26, 2010

Solanex Management Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

 (Exact name of small business issuer as specified in its charter)

0-49632	#98-0361151
(Commission File Number)	(IRS Employer Identification No.)

1500  East Tropicana Avenue, Suite 100

                     Las Vegas Nevada 89119

(Address of principal executive offices and zip Code)

Registrant's telephone number including area code: (702) 932-1576

(Former name or former address, if changed since last report)

                                                                                       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                                    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                                 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

CANCELLATION OF AGREEMENTS

On October 12, 2000 Solanex acquired a license to certain technology and intellectual property from Colin V. Hall, the developer of the technology, and a group of investors. The license granted a non- exclusive right to manufacture market and sell a thermal destructor for site remediation to industrial, petrochemical and site remediation organizations. The intellectual property assets acquired include all licensing, modification, marketing, distribution and sales rights worldwide in perpetuity.  The original agreement contemplated that the license may be revoked if the Company did not manufacture at least one Thermal Destructor within 3 years of the Licensing date.  This Agreement and License of Intellectual Property Rights has been renewed on a month to month basis and has been supplemented with a joint venture agreement between Solanex Management Inc. and EcoTech Waste Management Systems (1991), Inc.

On July 14, 2009, Mr. Colin Hall resigned as President, Secretary, Treasurer and Director of the Company.  Concurrent with this resignation, all license and technology rights have been cancelled.

In addition the Agreement with EcoTech and an addendum to the Agreement has been cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solanex Management Inc.
Dated: February 26, 2010	By:	/s/ Dave Eckert
	Name:	Dave Eckert
	Title:	President